Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of ShoreTel, Inc. and the effectiveness of ShoreTel, Inc.’s internal control over financial reporting dated September 10, 2010, appearing in the Annual Report on Form 10-K of ShoreTel, Inc. for the year ended June 30, 2010.

San Jose, California
February 4, 2011

/s/ Deloitte & Touche LLP